                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 28, 1998



                                 MEDIRISK, INC.
                            (Exact name of registrant
                          as specified in its charter)

       Delaware                     000-22005                58-2256400
       -------------------------------------------------------------------------
       (State or other              (Commission              (I.R.S. Employer
       jurisdiction of              File Number)             Identification No.)
       incorporation)

Two Piedmont Center, Suite 400, 3565 Piedmont Road, N.E., Atlanta, Georgia                30305
--------------------------------------------------------------------------------------------------
                  (Address of principal executive officers)                             (Zip Code)

       Registrant's telephone number, including area code: (404) 364-6700

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 28, 1998, Medirisk, Inc. (the "Company") acquired by merger all of the capital stock of Successful Solutions, Inc., a Georgia corporation ("Successful Solutions"), for 190,000 shares of the Company's $0.001 par value per share common stock (the "Medirisk Common Stock") and approximately $2.9 million in cash (the "Acquisition"). The Acquisition was made pursuant to an Acquisition Agreement and Plan of Merger dated as of May 28, 1998 by and among the Company, a newly formed merger subsidiary of the Company, Successful Solutions and the shareholders of Successful Solutions (the "Acquisition Agreement"). The Acquisition Agreement provides for payment of additional contingent consideration upon the achievement of certain performance objectives. Such additional contingent consideration will be paid in combinations of cash and Medirisk Common Stock.

         To finance the cash portion of the purchase price, the Company used borrowings under its existing revolving credit facility with NationsBank. As a result of these borrowings, at May 28, 1998 the Company had $9.8 million in borrowings outstanding under its credit facility.

         The Company and Successful Solutions also entered into Employment Agreements with a senior executive of Successful Solutions. The purchase price and other terms of the Acquisition were determined as a result of arms' length negotiations between unrelated parties. At the closing date, there was no material relationship between the Company and Successful Solutions or any of the Successful Solutions shareholders, or any of their respective affiliates, officers, directors or associates.

         Successful Solutions, based in Vidalia, Georgia, provides decision-support tools, consulting services and training materials to hospitals and physician group practices to assist them in improving patient outcomes, achieving the efficient delivery of care and in establishing billing and coding practices that comply with industry requirements. Successful Solutions collects clinical and billing data from its customers and profiles the relative performance of individual physicians using its analytical tools and statistical algorithms. Successful Solutions implements on-site education through physician consultants and medical record specialists to influence physician behavior and promote the effective and efficient delivery of health care. Successful Solutions' analytical tools and services for bill coding and medical record documentation help its customers achieve optimal and appropriate reimbursement for services delivered, while improving the quality of data for future comparative analysis.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impractical to provide financial statements for Successful Solutions, to the extent required, at the date of the filing of this Form 8-K. The financial statements, if required, will be provided as soon as practicable but not later than 60 days after the date on which this Form 8-K is filed.

         (B)      PRO FORMA FINANCIAL INFORMATION.

         It is impractical to file the pro forma financial information for Successful Solutions, to the extent required, at the date of the filing of this Form 8-K. The pro forma financial information, if required, will be provided as soon as practicable, but not later than 60 days after the date on which this Form 8-K is filed.

         (C)      EXHIBITS.

         2.7 Acquisition Agreement and Plan of Merger, dated as of May 28, 1998, by and among Medirisk, Inc., Successful Solutions, Inc., a Delaware corporation, Successful Solutions, Inc., a Georgia corporation, and Ronnie R. Smith, M.D., individually and as attorney-in-fact. In accordance with Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Stock Purchase

                  Agreement have not been filed as exhibits to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted Exhibits and Schedules upon request.

         99.1 Press Release issued May 28, 1998, regarding the acquisition of Successful Solutions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MEDIRISK, INC.

                                 By: /s/ Thomas C. Kuhn III
                                     -------------------------------------------
                                     Thomas C. Kuhn III
                                     Vice President and Chief Accounting Officer

Dated:  May 29, 1998

                                  EXHIBIT INDEX

                                                                                      PAGE
                                                                                      ----
         2.7      Acquisition Agreement and Plan of Merger, dated May 28, 1998, by and among Medirisk, Inc., Successful Solutions, Inc., a
                  Delaware corporation, Successful Solutions, Inc., a Georgia corporation, and Ronnie R. Smith, M.D., individually and as attorney-in-fact.

         99.1 Press Release issued May 28, 1998, regarding the acquisition of Successful Solutions.